Exhibit 10.1

CHITTENDEN CORPORATION

First Amendment to the

Chittenden Corporation Stock Incentive Plan,

as Amended and Restated

In accordance with the provisions of Section 12(g) of the Chittenden Corporation Stock Incentive Plan, as amended and restated as of February 16, 2005 (the “Plan”), the Plan is amended as follows:

1. Section 8(b) of the Plan is hereby amended and restated in its entirety to read as follows:

“(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Employee and deposited by such Employee with the Company. Unless otherwise determined by the Committee and set forth in the provisions of the applicable Award, during the Restricted Period the Employee shall have voting rights on such shares and shall receive applicable dividends. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Employee or the Employee’s legal representative.”

2. Except as hereinabove provided, the Plan is hereby ratified and confirmed in all respects.

CHITTENDEN CORPORATION

By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Senior Vice President, General Counsel and Secretary

Adopted by the Board of Directors: April 18, 2007